EXHIBIT 10.2

                       AGREEMENT AND PLAN OF ORGANIZATION

                    dated as of the 1st day of December 1997

                                  by and among

                                 PENTACON, INC.

                        AXS SOLUTIONS ACQUISITION COMPANY

                        (a subsidiary of Pentacon, Inc.)

                               AXS SOLUTIONS, INC.

                                       and

                          the STOCKHOLDERS named herein
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                                TABLE OF CONTENTS
                                                                            Page

RECITALS ......................................................................1

1.       THE MERGER............................................................5
         1.1      DELIVERY AND FILING OF ARTICLES OF MERGER....................5
         1.2      EFFECTIVE TIME OF THE MERGER.................................5
         1.3      CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF
                  DIRECTORS OF SURVIVING CORPORATION...........................6
         1.4      EFFECT OF MERGER.............................................6

2.       CONVERSION OF STOCK...................................................7
         2.1      MANNER OF CONVERSION.........................................7

3.       DELIVERY OF MERGER CONSIDERATION......................................8
         3.1      EXCHANGE OF COMPANY STOCK FOR PENTACON STOCK.................8
         3.2      ENDORSED CERTIFICATES; DEFICIENCIES CURED....................8

4.       CLOSING...............................................................8

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         AND THE STOCKHOLDERS..................................................9
         5.1      DUE ORGANIZATION.............................................9
         5.2      AUTHORIZATION...............................................10
         5.3      CAPITAL STOCK OF THE COMPANY................................10
         5.4      TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING......10
         5.5      NO BONUS SHARES.............................................10
         5.6      SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES...................10
         5.7      PREDECESSOR STATUS; ETC.....................................11
         5.8      SPIN-OFF BY THE COMPANY.....................................11
         5.9      FINANCIAL STATEMENTS........................................11
         5.10     LIABILITIES AND OBLIGATIONS.................................11
         5.11     ACCOUNTS AND NOTES RECEIVABLE...............................12
         5.12     PERMITS AND INTANGIBLES.....................................12
         5.13     ENVIRONMENTAL MATTERS.......................................13
         5.14     PERSONAL PROPERTY...........................................14
         5.15     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS...15
         5.16     REAL PROPERTY...............................................15
         5.17     INSURANCE...................................................16
         5.18     COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS..........16

                                       -i-
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         5.19     EMPLOYEE PLANS..............................................17
         5.20     COMPLIANCE WITH ERISA.......................................18
         5.21     CONFORMITY WITH LAW; LITIGATION.............................19
         5.22     TAXES.......................................................19
         5.23     NO VIOLATIONS; NO CONSENT REQUIRED, ETC.....................20
         5.24     GOVERNMENT CONTRACTS; MINORITY BASED CONTRACTS..............21
         5.25     ABSENCE OF CHANGES..........................................21
         5.26     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY........................22
         5.27     VALIDITY OF OBLIGATIONS.....................................23
         5.28     RELATIONS WITH GOVERNMENTS..................................23
         5.29     DISCLOSURE..................................................23
         5.30     PROHIBITED ACTIVITIES.......................................24
         5.31     NO WARRANTIES OR INSURANCE..................................24
         5.32     INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED-PARTY
                  TRANSACTIONS................................................24
         5.33     AUTHORITY; OWNERSHIP; VALIDITY OF OBLIGATIONS...............24
         5.34     PREEMPTIVE RIGHTS...........................................24
         5.35     NO INTENTION TO DISPOSE OF PENTACON STOCK...................24

6.       REPRESENTATIONS OF PENTACON AND NEWCO................................25
         6.1      DUE ORGANIZATION............................................25
         6.2      AUTHORIZATION...............................................25
         6.3      CAPITAL STOCK OF PENTACON AND NEWCO.........................25
         6.4      TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING......26
         6.5      SUBSIDIARIES................................................26
         6.6      FINANCIAL STATEMENTS........................................26
         6.7      LIABILITIES AND OBLIGATIONS.................................26
         6.8      CONFORMITY WITH LAW; LITIGATION.............................26
         6.9      NO VIOLATIONS...............................................27
         6.10     VALIDITY OF OBLIGATIONS.....................................28
         6.11     PENTACON STOCK..............................................28
         6.12     NO SIDE AGREEMENTS..........................................28
         6.13     BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS................28
         6.14     DISCLOSURE..................................................28

7.       COVENANTS PRIOR TO CLOSING...........................................29
         7.1      ACCESS AND COOPERATION; DUE DILIGENCE.......................29
         7.2      CONDUCT OF BUSINESS PENDING CLOSING.........................29
         7.3      PROHIBITED ACTIVITIES.......................................30
         7.4      NO SHOP.....................................................32
         7.5      NOTICE TO BARGAINING AGENTS.................................32
         7.6      AGREEMENTS..................................................32
         7.7      NOTIFICATION OF CERTAIN MATTERS BY THE STOCKHOLDERS
                  AND THE COMPANY.............................................32
         7.8      AMENDMENT OF SCHEDULES......................................33

                                      -ii-
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         7.9      COOPERATION IN PREPARATION OF REGISTRATION STATEMENT........34
         7.10     FINAL FINANCIAL STATEMENTS..................................34
         7.11     FURTHER ASSURANCES..........................................35
         7.12     AUTHORIZED CAPITAL..........................................35
         7.13     COMPLIANCE WITH THE HART-SCOTT-RODINO-RODINO ANTITRUST
                  IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT-RODINO ACT")......35
         7.14     PRE-CLOSING NOTIFICATIONS...................................35
         7.15     PAYMENT OF INDEBTEDNESS.....................................36
         7.16     MINIMUM VALUE...............................................36
         7.17     DIRECTORS.  ................................................36
         7.18     TRANSACTION REPORTING.......................................36
         7.19     PERMITS.....................................................36

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS
         AND COMPANY..........................................................36
         8.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS..37
         8.2      SATISFACTION................................................37
         8.3      NO LITIGATION...............................................37
         8.4      OPINION OF COUNSEL..........................................37
         8.5      REGISTRATION STATEMENT......................................37
         8.6      CONSENTS AND APPROVALS......................................37
         8.7      GOOD STANDING CERTIFICATES..................................38
         8.8      NO MATERIAL ADVERSE CHANGE..................................38
         8.9      CLOSING OF IPO..............................................38
         8.10     SECRETARY'S CERTIFICATE.....................................38
         8.11     EMPLOYMENT AGREEMENTS.......................................38
         8.12     TAX MATTERS.................................................38
         8.13     EXCHANGE LISTING............................................38

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PENTACON
         AND NEWCO............................................................38
         9.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE AND OBLIGATIONS.39
         9.2      NO LITIGATION...............................................39
         9.3      SECRETARY'S CERTIFICATE.....................................39
         9.4      NO MATERIAL ADVERSE EFFECT..................................39
         9.5      STOCKHOLDERS' RELEASE.......................................39
         9.6      SATISFACTION................................................40
         9.7      TERMINATION OF RELATED PARTY AGREEMENTS.....................40
         9.8      OPINION OF COUNSEL..........................................40
         9.9      CONSENTS AND APPROVALS......................................40
         9.10     GOOD STANDING CERTIFICATES..................................40
         9.11     REGISTRATION STATEMENT......................................40
         9.12     EMPLOYMENT AGREEMENTS.......................................40

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         9.13     CLOSING OF IPO..............................................40
         9.14     FIRPTA CERTIFICATE..........................................41

10.      COVENANTS OF PENTACON AND THE STOCKHOLDERS AFTER

         CLOSING..............................................................41
         10.1     PRESERVATION OF TAX AND ACCOUNTING TREATMENT................41
         10.2     PREPARATION AND FILING OF TAX RETURNS.......................41
         10.3     DIRECTORS...................................................42

11.      INDEMNIFICATION......................................................42
         11.1     GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.................42
         11.2     INDEMNIFICATION BY PENTACON.................................43
         11.3     THIRD PERSON CLAIMS.........................................44
         11.4     EXCLUSIVE REMEDY............................................45
         11.5     LIMITATIONS ON INDEMNIFICATION..............................45

12.      TERMINATION OF AGREEMENT.............................................46
         12.1     TERMINATION.................................................46
         12.2     LIABILITIES IN EVENT OF TERMINATION.........................47

13.      NONCOMPETITION.......................................................47
         13.1     PROHIBITED ACTIVITIES.......................................47
         13.2     DAMAGES.....................................................48
         13.3     REASONABLE RESTRAINT........................................48
         13.4     SEVERABILITY; REFORMATION...................................49
         13.5     INDEPENDENT COVENANT........................................49
         13.6     MATERIALITY.................................................49

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION............................49
         14.1     STOCKHOLDERS................................................49
         14.2     PENTACON AND NEWCO..........................................50
         14.3     DAMAGES.....................................................50
         14.4     SURVIVAL....................................................51

15.      TRANSFER RESTRICTIONS................................................51
         15.1     TRANSFER RESTRICTIONS.......................................51

16.      FEDERAL SECURITIES ACT REPRESENTATIONS...............................51
         16.1     COMPLIANCE WITH LAW.........................................51
         16.2     ECONOMIC RISK; SOPHISTICATION...............................52

17.      REGISTRATION RIGHTS..................................................52
         17.1     PIGGYBACK REGISTRATION RIGHTS...............................52

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         17.2     REGISTRATION PROCEDURES.....................................53
         17.3     INDEMNIFICATION.............................................54
         17.4     UNDERWRITING AGREEMENT......................................55
         17.5     RULE 144 REPORTING..........................................55

18.      GENERAL..............................................................55
         18.1     COOPERATION.................................................55
         18.2     SUCCESSORS AND ASSIGNS......................................56
         18.3     ENTIRE AGREEMENT............................................56
         18.4     COUNTERPARTS................................................56
         18.5     BROKERS AND AGENTS..........................................56
         18.6     EXPENSES....................................................56
         18.7     NOTICES.....................................................57
         18.8     GOVERNING LAW...............................................58
         18.9     SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................58
         18.10    EXERCISE OF RIGHTS AND REMEDIES.............................58
         18.11    TIME........................................................58
         18.12    REFORMATION AND SEVERABILITY................................58
         18.13    REMEDIES CUMULATIVE.........................................58
         18.14    CAPTIONS....................................................58

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                                     ANNEXES

         Annex I    -    Consideration to Be Paid to Stockholders
         Annex II   -    Stockholders and Stock Ownership of the Company
         Annex III  -    Certificate of Incorporation and By-Laws of Pentacon
                         and Newco
         Annex IV   -    Form of Opinion of Counsel to Pentacon and Newco
         Annex V    -    Form of Opinion of Counsel to Company and Stockholders
         Annex VI   -    Form of Founder Employment Agreement

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                                    SCHEDULES

5.1      Due Organization
5.2      Authorization
5.3      Capital Stock of the Company
5.4      Transactions in Capital Stock, Organization Accounting
5.5      No Bonus Shares
5.6      Subsidiaries
5.7      Predecessor Status; etc
5.8      Spin-off by the Company
5.9      Financial Statements
5.10     Liabilities and Obligations
5.11     Accounts and Notes Receivable
5.12     Permits and Intangibles
5.13     Environmental Matters
5.14     Personal Property
5.15     Significant Customers; Material Contracts and Commitments
5.16     Real Property
5.17     Insurance
5.18     Compensation; Employment Agreements; Labor Matters
5.19     Employee Plans
5.20     Compliance with ERISA
5.21     Conformity with Law; Litigation
5.22     Taxes
5.23     No Violations, Consents, etc.
5.24     Government Contracts
5.25     Absence of Changes
5.26     Deposit Accounts; Powers of Attorney
5.30     Prohibited Activities
5.31     No Warranties or Insurance
5.32     Related Party Transactions
6.3      Capital Stock of Pentacon and Newco
6.4      Options, Warrants and Rights
6.8      Litigation
6.9      No Violations
6.12     Side Agreements
7.2      Conduct of Business Pending Closing
7.3      Prohibited Activities
7.5      Notice to Bargaining Agents
7.6      Termination Agreements
7.15     Obligations to be Paid At Closing
9.7      Continuing Related Party Agreements
9.12     Employment Agreements
13.1     Prohibited Activities
18.5     Brokers and Agents

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                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS AGREEMENT AND PLAN OF ORGANIZATION (this "Agreement") is made as of the 1st day of December, 1997, by and among PENTACON, INC., a Delaware corporation ("Pentacon"), AXS SOLUTIONS ACQUISITION COMPANY, a Delaware corporation ("Newco"), AXS SOLUTIONS, INC., a Delaware corporation (the "Company"), and JACK FATICA, JEFFREY P. FATICA, ROBERT HOYT, NATALIE L. RANUS, JACK C. FATICA TRUST, JUSTIN P. FATICA TRUST, JASON P. FATICA TRUST, RYAN A. FATICA TRUST, and OAKRIDGE TRUST (the "Stockholders"), who are all the stockholders of the Company, who herein agree as follows:

                                    RECITALS

         WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on November 26, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly owned subsidiary of Pentacon, a corporation organized and existing under the laws of the State of Delaware;

         WHEREAS, the respective boards of directors of Newco and the Company (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and the State of Incorporation (as hereinafter defined);

         WHEREAS, Pentacon is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional fasteners companies;

         WHEREAS, this Agreement and the Other Agreements constitute the "Pentacon Plan of Organization;"

         WHEREAS, the Stockholders and the boards of directors and the stockholders of Pentacon, each of the Other Founding Companies and each of the subsidiaries of Pentacon that are parties to the Other Agreements have approved and adopted the Pentacon Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the other Founding Companies will transfer the capital stock of each of the Founding Companies to Pentacon and the Stockholders of each of the other Founding Companies will acquire the stock of Pentacon (but not cash or other property) as a tax-free transfer of property under Section 351 of the Code;

         WHEREAS, the Board of Directors of the Company has approved this Agreement as part of the Pentacon Plan of Organization in order to transfer the capital stock of the Company to Pentacon;

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         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 ACT" means the Securities Act of 1933, as amended.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "ACQUIRED PARTY" means the Company, any subsidiary and any member of a Relevant Group.

         "ACQUISITION COMPANIES" shall mean Newco and each of the other Delaware companies wholly-owned by Pentacon prior to the Consummation Date.

         "AFFILIATES" shall mean with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled, or is under common control with such person or entity. For purposes hereof, control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "ARTICLES OF MERGER" shall mean those Articles or Certificates of Merger with respect to the Merger in such forms as may be required by the laws of the State of Delaware and the State of Incorporation.

         "BALANCE SHEET DATE" has means September 30, 1997.

         "CHARTER DOCUMENTS" has the meaning set forth in Section 5.1.

         "CLOSING" has the meaning set forth in Section 4.

         "CLOSING DATE" has the meaning set forth in Section 4.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         "COMPANY STOCK" has the meaning set forth in Section 2.1.

         "CONSTITUENT CORPORATIONS" has the meaning set forth in the second recital of this Agreement.

         "CONSUMMATION DATE" has the meaning set forth in Section 4.

         "DELAWARE GCL" has the meaning set forth in Section 1.4.

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         "DRAFT REGISTRATION STATEMENT" means the draft dated November 28, 1997, of the Registration Statement, and any corrections thereto and supplemental information delivered by Pentacon to the Company for delivery to the Stockholders prior to the time this Agreement is delivered by the Company and the Stockholders to Pentacon.

         "EFFECTIVE TIME OF THE MERGER" shall mean the time as of which the Merger becomes effective, which shall occur on the Consummation Date.

         "ENVIRONMENTAL LAW" has the meaning set forth in Section 5.13.

         "ERISA" has the meaning set forth in Section 5.19.

         "EXPIRATION DATE" has the meaning set forth in Section 5(A).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.9(ii).

         "FOUNDING COMPANIES" means:

                  Alatec Products, Inc., a California corporation;

                  AXS Solutions, Inc., a Delaware corporation;

                  Capitol Bolt & Supply, Inc., a Texas corporation;

                  Maumee Industries, Inc., an Indiana corporation; and

                  Sales Systems, Limited, a Pennsylvania corporation.

         "HART-SCOTT-RODINO ACT" has the meaning set forth in Section 7.13.

         "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 5.13(c).

         "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 5.9(ii).

         "IPO" means the initial public offering of Pentacon Stock pursuant to the Registration Statement described herein.

         "LICENSES" has the meaning set forth in Section 5.12.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

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         "MATERIAL DOCUMENTS" has the meaning set forth in Section 5.23(a).

         "MERGER" means the merger of Newco with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the laws of the State of Incorporation.

         "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

         "NEWCO STOCK" means the common stock, par value $.0l per share, of Newco.

         "OTHER AGREEMENTS" has the meaning set forth in the third recital hereof.

         "OTHER FOUNDING COMPANIES" means all of the Founding Companies other than the Company.

         "PBGC" has the meaning set forth in Section 5.19.

         "PENTACON" has the meaning set forth in the first paragraph of this Agreement.

         "PENTACON CHARTER DOCUMENTS" has the meaning set forth in Section 6.1

         "PENTACON STOCK" means the common stock, par value $.01 per share, of Pentacon.

         "PERSON" means an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or other entity.

         "PRICING" means the date of determination by Pentacon and the Underwriters of the public offering price of the shares of Pentacon Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

         "PROHIBITED ACTIVITIES" has the meaning set forth in Section 5.30.

         "QUALIFIED PLANS" has the meaning set forth in Section 5.20.

         "REGISTRATION STATEMENT" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of Pentacon Stock to be issued in the IPO and all amendments thereto.

         "RELEVANT GROUP" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

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         "RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of reporting, computing or otherwise required in connection with a particular Tax.

         "SCHEDULE" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "STATE OF INCORPORATION" means the State of Delaware.

         "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

         "SUBSIDIARIES" means with respect to a person or entity, any corporation or other entity in which such person or entity owns a 5% or greater ownership interest.

         "SURVIVING CORPORATION" has the meaning set forth in Section 1.2.

         "TAX" OR "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "UNDERWRITERS" means the prospective underwriters identified in the Draft Registration Statement.

         "YEAR-END FINANCIAL STATEMENTS" has the meaning set forth in Section 5.9(i).

1.       THE MERGER

         1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and delivered to Pentacon to be held for filing with the Secretary of State of the State of Delaware and the Secretary of State (or other appropriate authority) of the State of Incorporation on or effective as of the Consummation Date.

         1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, Newco shall be merged with and into the Company in accordance with the Articles of Merger and the separate existence of Newco shall cease. The Company shall be the surviving party in the Merger and the Company is sometimes hereinafter referred to as the "Surviving Corporation". As a result of the Merger, the outstanding shares of capital stock of Newco and the Company shall be converted or canceled in the manner provided in Section 2.

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         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF
SURVIVING CORPORATION. At the Effective Time of the Merger:

                  (i) the Certificate of Incorporation of the Company then in effect shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

                  (ii) the By-laws of Newco then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended (and such By-laws shall be amended, if necessary, to comply with applicable state law);

                  (iii) the Board of Directors of the Surviving Corporation shall consist of the persons who are on the Board of Directors of the Company immediately prior to the Effective Time of the Merger, provided that Bruce Taten shall become an additional director of the Surviving Corporation effective as of the Effective Time of the Merger, and the number of directors constituting the entire Board of Directors of the Company shall be increased, if necessary, to accommodate the addition of such additional director; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Incorporation and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

                  (iv) the officers of the Company immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger Brian Fontana shall become an additional Vice President and Bruce Taten will become the Secretary of the Surviving Corporation, such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors are duly elected and qualified.

         1.4 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the laws of the State of Incorporation. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged with and into the Company, and the Company, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and

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franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the State of Incorporation vested in the Company or Newco, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.       CONVERSION OF STOCK

         2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of the Company ("Company Stock") into shares of Pentacon Stock and cash and (ii) outstanding Newco Stock into common stock of the Surviving Corporation, respectively, shall be as follows:

         As of the Effective Time of the Merger:

                  (i) all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) the right to receive the number of shares of Pentacon Stock set forth on Annex I hereto with respect to such holder and (2) the right to receive the amount of cash set forth on Annex I hereto with respect to such holder;

                  (ii) all shares of Company Stock that are held by the Company as treasury stock or which are otherwise issued but not outstanding shall be canceled and retired and shall cease to exist and no shares of Pentacon Stock or other consideration shall be delivered or paid in exchange therefor; and

                  (iii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of Pentacon, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

         All Pentacon Stock received by the Stockholders pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding Pentacon Stock by reason of the provisions of the Certificate of Incorporation of Pentacon or as otherwise provided by the Delaware GCL. All Pentacon Stock received by the Stockholders shall be issued and delivered to the Stockholders free and clear of any liens, claims or encumbrances of any kind or nature. All voting rights of such Pentacon Stock received by the Stockholders shall be fully exercisable by the Stockholders and the Stockholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, Pentacon shall have no class of capital stock issued and outstanding other than the Pentacon Stock.

3.       DELIVERY OF MERGER CONSIDERATION

         3.1 EXCHANGE OF COMPANY STOCK FOR PENTACON STOCK. On the Consummation Date the Stockholders, who are the holders of all of the outstanding capital stock of the Company, shall, upon surrender of their certificates, receive the respective number of shares of Pentacon Stock and the amount of cash described on Annex I hereto, said cash to be payable by certified check, or if hereafter agreed by the Stockholder and Pentacon, by wire transfer.

         3.2 ENDORSED CERTIFICATES; DEFICIENCIES CURED. The Stockholders shall deliver to Pentacon at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.       CLOSING

         At or prior to the Pricing, the parties shall take all actions reasonably necessary to prepare to (i) effect the Merger (including the execution of the Articles of Merger which shall be placed in escrow with Pentacon for filing with the appropriate authorities effective on the Consummation Date, subject, however, to satisfaction or waiver of all conditions precedent) and (ii) effect the conversion and delivery of shares referred to in
Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) (or wire transfers) referred to in Section 3 hereof, each of which actions shall only be taken upon the Consummation Date as herein provided. In the event that there is no Consummation Date and this Agreement automatically terminates as provided in this Section 4 the Articles of Merger shall not be filed and shall be promptly returned to the Stockholders. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Andrews & Kurth L.L.P, 4200 Texas Commerce Tower, 600 Travis, Houston, Texas 77002 or such place as may be agreed between the Stockholders and Pentacon. On the Consummation Date
(x) the Articles of Merger shall be filed with the appropriate state authorities so that they shall be, as early as practicable on the Consummation Date, effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check or checks (or wire transfers) in an amount equal to the cash portion of the consideration which the Stockholders shall be entitled to receive pursuant to Section 3 hereof shall occur and be completed and (z) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Consummation Date." During the period from the Closing Date to the Consummation Date, this Agreement shall be terminated by the parties only if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall also in any event automatically terminate if the Consummation Date has not occurred within 15 business days following the Closing Date. Time is of the essence.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE

         STOCKHOLDERS

         (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

         Each of the Stockholders, jointly and severally, and the Company represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date for a period of twenty-four months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Sections 5.13 and
5.22 hereof shall survive until such time as the applicable statute of limitations period has run or for five (5) years if there is no applicable statute of limitations, which shall be deemed to be the Expiration Date for Sections 5.13 and 5.22. For purposes of this Section 5, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any.

         5.1 DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which failure to so qualify would reasonably be expected to have a Material Adverse Effect on the Company. Schedule 5.1 sets forth a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of (i) the Certificate of Incorporation and By-laws, each as amended, of the Company (the "Charter Documents"), and (ii) the stock records of the Company (including, without limitation, a copy of the Company's stock ledger), are all attached to Schedule 5.1. The Company has delivered complete and correct copies of all minutes of meetings, written consents and other written evidence, if any, of deliberations of or actions taken by the Company's Board of Directors, any Committees of the Board of Directors and stockholders during the last five years.

         5.2 AUTHORIZATION. (i) The officers or other representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and the Merger. The directors and Stockholders have approved this Agreement and the transactions contemplated hereby in all respects, and copies of all such resolutions, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

         5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in Annex II. Each Stockholder, severally, represents and warrants that except as set forth on Schedule 5.3, the shares of capital stock of the Company owned by such Stockholder are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the Company has not acquired or redeemed any Company Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the Merger and/or the Pentacon Plan of Organization. Except as set forth in Schedule 5.4, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of the Stockholders is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the Pentacon Plan of Organization.

         5.6 SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES. Except as set forth on
Schedule 5.6, the Company has no Subsidiaries. Except as set forth in Schedule 5.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired material assets, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on Schedule 5.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any other person or entity that is an Affiliate of the Company since January 1, 1995.

         5.9 FINANCIAL STATEMENTS. Complete and correct copies of the following financial statements are attached hereto as Schedule 5.9:

                  (i) the balance sheets of the Company as of December 31, 1995 and 1996 and the related statements of operations, stockholder's equity and cash flows for the two-year period ended December 31, 1996, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

                  (ii) the balance sheet of the Company as of September 30, 1997, (the "Interim Balance Sheet") and the related statements of operations, stockholder's equity and cash flows for the nine-month periods ended September 30, 1997, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements"). The Year-end Financial Statements and the Interim Financial Statements are collectively called the "Financial Statements".

         5.10 LIABILITIES AND OBLIGATIONS. Schedule 5.10 sets forth an accurate list as of the Balance Sheet Date of (i) all liabilities of the Company which are not reflected on the Interim Balance Sheet of the Company at the Balance Sheet Date or otherwise reflected in the Interim Financial Statements at the Balance Sheet Date except for those liabilities not required to be reflected or disclosed under generally accepted accounting principles or F.A.S.B. 5 and which were not reflected or disclosed in the Interim Balance Sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which the Company is a party or by which its properties may be bound. Except as set forth on Schedule 5.10, since the Balance Sheet Date, the Company has not incurred any liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices. The Company has also delivered to Pentacon on
Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, a good faith and reasonable estimate (to the extent the Company can reasonably make an estimate) of the maximum amount which the Company reasonably expects may be payable and the amount, if any, accrued or reserved for each such potential liability on the Company's Financial Statements. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero. For each such contingent liability or liability for which the amount is not fixed or is contested, the Company has provided to Pentacon the following information:

                  (i) a summary description of the liability together with the following:

                           (a) copies of all relevant documentation relating thereto;

                           (b) amounts claimed and any other action or relief sought; and

                           (c) name of claimant and all other parties to the claim, suit or proceeding;

                  (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

                  (iii) the date (if any) on which such claim, suit or proceeding was instituted or the date (period) to which such claim relates.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.11 sets forth an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the Interim Balance Sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the Stockholders, which are identified as such. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the Interim Balance Sheet of the Balance Sheet Date.

         5.12 PERMITS AND INTANGIBLES. The Company holds all material licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the business of the Company and the Company has delivered to Pentacon an accurate list and summary description (which is set forth on Schedule 5.12) of all such material Licenses, including any material trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property). At or prior to the Closing, all rights to such trademarks, trade names, patents, patent applications, copyrights and other intellectual property held by the Stockholders or their Affiliates will be assigned or licensed to the Company for no additional consideration. The Licenses and other rights listed on Schedule 5.12 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule
5.12 and is not in violation of any of the foregoing. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

         5.13 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.13 attached hereto, (i) the Company has conducted its businesses in compliance with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, (ii) none of the properties owned by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) the Company has not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to the knowledge of the Stockholders threatened, against the Company relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of or readily available to the Company relating to the activities of the Company which are not listed on Schedule 5.13 attached hereto prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

         (b) As used herein, "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity which is applicable where the Company conducts or conducted business or owns or owned property or is applicable to any disposal, transportation or release of Hazardous Substances by or for the Company and, in each case, relates to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (c) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         5.14 PERSONAL PROPERTY. The Company has delivered to Pentacon an accurate list (which is set forth on Schedule 5.14) of (x) all personal property material to the operations of the Company included in "plant, property and equipment" on the Interim Balance Sheet of the Company, (y) all other personal property owned by the Company with an individual fair market value in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14, (i) all material personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule
5.14 is in working order and condition sufficient for the operation of the Company's business, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the Company and of the other parties (and their successors) thereto in accordance with their respective terms.

         5.15     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS

         (a) The Company has delivered to Pentacon an accurate list (which is set forth on Schedule 5.15) of all customers (persons or entities) representing 5% or more of the Company's annual revenues for the period covered by any of the most current Year-End Financial Statements. Except to the extent set forth on
Schedule 5.15, none of such customers have canceled or substantially reduced or, to the knowledge of the Company and the Stockholders, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

         (b) The Company has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedules 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered (or, in the case of supplier and distributor contracts and customer contracts on standard purchase forms, has made available) true, complete and correct copies of such agreements to Pentacon. The Company has also indicated on Schedule 5.15 a summary description of all plans or projects commenced or approved in the last six (6) months and involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $20,000 by the Company during any 12-month period.

         (c) Except as set forth on Schedule 5.15, since January 1, 1995, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the knowledge of the Company and the Stockholders, no such shortage of supply of inventory items is threatened or pending. To the knowledge of the Company and the Stockholders, no customer or supplier of the Company will cease to do business with, or substantially reduce its purchases from, the Company after the consummation of the transactions contemplated hereby.

         (d) The Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

         5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to any real property owned by it that is shown on Schedule 5.16, other than property intended to be sold or distributed prior to the Closing Date, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

                  (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no material default exists);

                  (ii) liens for current taxes not yet payable and assessments not in default;

                  (iii) easements for utilities serving the property only; and

                  (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

         True, complete and correct copies of all leases and agreements in respect of such real property leased by the Company are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company or Stockholders is included in Schedule 5.16. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the Company and of the other parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. Set forth on Schedule 5.17 is an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company, (ii) an accurate list of all insurance loss runs (to the extent available) or workers compensation claims received for the past three policy years. True, complete and correct copies of all insurance policies currently in effect have been delivered or made available to Pentacon. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws, and, in the reasonable judgment of the Company's management, provide adequate coverage against the risks involved in the Company's business. All of such insurance policies are currently in full force and effect and are scheduled to remain in full force and effect through the Consummation Date. Since January 1, 1995, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

         5.18     COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS.

         (a) The Company has delivered to Pentacon an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to Pentacon true, complete and correct copies of any existing employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date and except as described in Schedule 5.18, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices and bonuses, as described in Schedule 5.18.

         (b) Except as set forth on Schedule 5.18, (i) the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) to the best knowledge of the Company, no campaign to establish such representation is in progress and (iv) there is no pending or, to the knowledge of the Company and the Stockholders, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years.

         (c) Except as set forth in Schedule 5.18 attached hereto, (i) there are no significant controversies pending or, to the knowledge of the Company and the Stockholders, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) to the knowledge of the Company and the Stockholders, no person has asserted that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         5.19 EMPLOYEE PLANS. Schedule 5.19 accurately reflects all employee benefit plans of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan", and neither the Company nor any subsidiary has any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, and the Company is not or could not be required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's employees.

         Except as set forth on Schedule 5.19, the Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation ("PBGC") or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All employee benefit plans listed on Schedule 5.19 and the administration thereof are in compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of the Company with respect to any plan listed on Schedule 5.19 as of the Balance Sheet Date have either been fulfilled in their entirety or are fully reflected on the Interim Balance Sheet as of the Balance Sheet Date.

         5.20 COMPLIANCE WITH ERISA. Except as set forth on Schedule 5.20, All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401 (a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the most recent determination letters with respect thereto are attached to Schedule 5.19. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies of the most recent reports and filing relating thereto are included as part of Schedule 5.19 hereof. Neither Stockholders, any such plan listed in
Schedule 5.19, nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. The Stockholders further represent that except as set forth on Schedule 5.19 hereto:

                  (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

                  (ii) no plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.19;

                  (iv) the Company (including any subsidiaries) has not incurred liability under Section 4062 of ERISA; and

                  (v) to the knowledge of the Company and the Stockholders, no circumstances exist pursuant to which the Company would be reasonably likely to have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13 or in other Schedules to this Agreement, the Company is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it; and except to the extent set forth on Schedule 5.10 or 5.13, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company and the Stockholders, threatened against or affecting, the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company, and, to the knowledge of the Company and the Stockholders, there is no basis for any such claim, action, suit or proceeding. The Company has conducted and is now conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations.

         5.22     TAXES.

         (a) Except as set forth in Schedule 5.22, the Company has timely filed all requisite Federal, state and other Tax Returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, the Company has no notice that any examinations are in progress or that any claims are pending against it for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. Except as set forth in Schedule 5.22, all Tax, including interest and penalties (whether or not shown on any Tax Return) owed by the Company has been paid or accrued in its financial accounts. The amounts shown as accruals for Taxes on the Company Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and
(iii) the federal and local income Tax Returns and franchise Tax Returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22 or have otherwise been delivered to Pentacon. The Company has a taxable year ended December 31. Except as set forth on Schedule 5.22, Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an investment Company as defined in Section 351(e)(1) of the Code. Except as set forth in Schedule 5.22, the Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. Except as set forth on Schedule 5.22, the Company has not received, been denied, or applied for any private letter ruling during the last ten years.

         (b) The Stockholders made a valid election under the provisions of Subchapter S of the Code and the Company has not, within the past twelve (12) months, been taxed under the provisions of Subchapter C of the Code. The Stockholders shall pay all income taxes with respect to the Company payable for all periods through and including the Closing Date which are not reflected on the Company's financial statements as being obligations owing by the Company.

         5.23     NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

         (a) The Company is not in violation of any Charter Document. Except as set forth in Schedule 5.23, neither the Company nor, to the best knowledge of the Company and the Stockholders, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents").

         (b) Except as set forth in Schedule 5.23, the execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Charter Documents (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any Material Document or other material instrument, obligation or agreement of any kind to which the Company or any of the Stockholders is now a party or by which any of the Stockholders or the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time of the Merger) such consents as may be required from commercial lenders, lessors or other third parties.

         (c) Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

         (d) Except (i) for the filings by Pentacon in connection with the IPO of the Registration Statement, (ii) for the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) for the making of the merger filings with the Secretary of State of the State of Delaware and the State of Incorporation in connection with the Merger, (iv) for filings in connection with listing on the NASDAQ National Market System or New York Stock Exchange or other nationally recognized securities exchange; (v) for possible filings under the Hart-Scott-Rodino Act as contemplated in Section 7.13 and (vi) as set forth in Schedule 5.23, neither the Company nor the Stockholders are required to make any declaration, filing or registration with, or notice to, or obtain any authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholders or the consummation by the Company and the Stockholders of the transactions contemplated hereby.

         (e) Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the Company, Pentacon or Newco of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services or selling products to any other customer or potential customer of the Company, Pentacon, Newco or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS; MINORITY BASED CONTRACTS. Except as set forth on Schedule 5.24, the Company is not now a party to any governmental contract that, by its express terms, is subject to price redetermination or renegotiation or that is customarily subject to price redetermination or renegotiations in the ordinary course of business. Except as set forth on
Schedule 5.24, the Company is not now a party to any material contract based on minority ownership which would be canceled or otherwise materially adversely impacted by completion of the Pentacon Plan of Organization.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25 or as otherwise contemplated hereby, there has not been:

                  (i) any Material Adverse Effect with respect to the Company;

                  (ii) any damage, destruction or loss (whether or not covered by insurance), alone or in the aggregate, materially adversely affecting the properties or business of the Company;

                  (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company except for distributions that would have been permitted after the date hereof under Section 7.3(iii) hereof,

                  (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                  (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business or future prospects of the Company;

                  (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company outside of the ordinary course of business to any person, including, without limitation, the Stockholders and their affiliates;

                  (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any affiliate thereof;

                  (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

                  (xi) any waiver of any material rights or claims of the Company;

                  (xii) any amendment or termination of any Material Document;

                  (xiii) any transaction by the Company outside the ordinary course of its business;

                  (xiv) any cancellation or termination of a Material Document or material customer contract with a customer or client prior to the scheduled termination date; or

                  (xv) any other distribution of property or assets by the Company other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 5.26 sets forth an accurate schedule as of the date of the Agreement of:

                  (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  (ii) the names in which the accounts or boxes are held;

                  (iii) the type of account and account number; and

                  (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         5.28 RELATIONS WITH GOVERNMENTS. None of the Company, any of the Stockholders, or any Affiliate of any of them has given or offered anything of value to any governmental official, political party or candidate for government office in violation of any applicable laws, rules or regulations, nor has it or any of them otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any applicable law of similar effect.

         5.29 DISCLOSURE. (a) This Agreement, including the Annexes and Schedules hereto, furnished to Pentacon by the Company and the Stockholders in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by Pentacon or Newco.

         (b) The Company and the Stockholders acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither Pentacon or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to Pentacon or the prospective IPO.

         5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions which are prohibited ("Prohibited Activities") in Section 7.3.

         5.31 NO WARRANTIES OR INSURANCE. Except as set forth on Schedule 5.31, to the knowledge of the Company or the Stockholders, the Company has no liability or potential liability to any person under any product or service warranty and the Company does not offer or sell insurance or consumer protection plans or other similar arrangements that could result in the Company being required to make any material payment to or perform any material service for any person thereunder.

         5.32 INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED-PARTY TRANSACTIONS. Except as described on Schedule 5.32, no Stockholder, officer, director or Affiliate of the Company (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company other than through a customary employment relationship.

                  (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

                  Each Stockholder severally, but not jointly, represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement as they relate to such Stockholder and that the representations and warranties set forth in this Sections 5(B) shall survive the Consummation Date.

         5.33 AUTHORITY; OWNERSHIP; VALIDITY OF OBLIGATIONS. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company stock identified on Annex II as being owned by such Stockholder, and, such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind. This Agreement is a legal, valid, and binding obligation of each Stockholder.

         5.34 PREEMPTIVE RIGHTS. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Pentacon Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire Pentacon Stock pursuant to (i) this Agreement or (ii) any option granted by Pentacon.

         5.35 NO INTENTION TO DISPOSE OF PENTACON STOCK. No Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of Pentacon Stock received as described in Section 3.1.

6.       REPRESENTATIONS OF PENTACON AND NEWCO

         Pentacon and Newco, jointly and severally, represent and warrant to the Stockholders that all of the following representations and warranties in this
Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Consummation Date, and that such representations and warranties shall survive the Consummation Date for a period of twenty-four months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section
6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, any of the Stockholders actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties of Pentacon and Newco set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

         6.1 DUE ORGANIZATION. Pentacon and Newco are each corporations duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. Pentacon and Newco are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as proposed to be amended, of Pentacon and Newco (the "Pentacon Charter Documents") are all attached hereto as Annex III.

         6.2 AUTHORIZATION. (i) The respective officers or other representatives of Pentacon and Newco executing this Agreement have the authority to enter into and bind Pentacon and Newco to the terms of this Agreement and (ii) Pentacon and Newco have the full legal right, power and authority to enter into this Agreement and the Other Agreements and consummate the Merger. All corporate acts and other proceedings required to have been taken by Pentacon and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and properly taken.

         6.3 CAPITAL STOCK OF PENTACON AND NEWCO. The authorized capital stock of Pentacon and Newco is as set forth in Schedule 6.3 and the Draft Registration Statement. All of the issued and outstanding shares of the capital stock of Newco are owned by Pentacon and all of the issued and outstanding shares of the capital stock of Pentacon are owned by the persons set forth on Schedule 6.3 hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of Pentacon and Newco have been duly authorized and validly issued, are fully paid and nonassessable, and further, such shares were offered, issued, sold and delivered by Pentacon and Newco in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of Pentacon or Newco.

         6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Draft Registration Statement or in Schedule 6.3 hereof, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates Pentacon or Newco to issue any of their respective authorized but unissued capital stock; (ii) no voting trust, voting agreement, proxy or other agreements or understandings exist with respect to the voting of any shares of capital stock of Pentacon; and (iii) neither Pentacon nor Newco has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.
Schedule 6.4 also includes a list of all outstanding options, warrants or other rights to acquire shares of the stock of Pentacon.

         6.5 SUBSIDIARIES. Newco has no subsidiaries. Pentacon has no subsidiaries except for Newco and each of the companies identified as "Newco" in each of the Other Agreements. Except as set forth in the preceding sentence, neither Pentacon nor Newco presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither Pentacon nor Newco, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

         6.6 FINANCIAL STATEMENTS. The financial statements of Pentacon included in the Draft Registration Statement (the "Pentacon Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of Pentacon as of its date.

         6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, Pentacon and Newco have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees generally described in
Part II of the Draft Registration Statement and incurred in connection with the transactions contemplated hereby and thereby.

         6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement, neither Pentacon nor Newco is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of Pentacon or Newco, threatened against or affecting, Pentacon or Newco, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

Pentacon and Newco have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation, in any material respect, of any of the foregoing.

         6.9 NO VIOLATIONS. (a) Neither Pentacon nor Newco is in violation of any Pentacon Charter Document. None of Pentacon, Newco, or, to the knowledge of Pentacon and Newco, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which Pentacon or Newco is a party, or by which Pentacon or Newco, or any of their respective properties, are bound (collectively, the "Pentacon Documents"); and (a) the rights and benefits of Pentacon and Newco under the Pentacon Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution and delivery of this Agreement and the Other Agreements by Pentacon and Newco and the performance of their obligations hereunder and thereunder do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation or default (with or without notice or lapse of time, or both), under or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the assets of Pentacon or Newco under, any provision of (i) the Certificate of Incorporation or Bylaws of Pentacon Charter Documents or the comparable governing instruments of Newco, (ii) any note, bond, mortgage, indenture or deed of trust or any license, lease, contract, commitment, agreement or arrangement to which Pentacon or Newco is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree or law, ordinance, rule or regulation, applicable to Pentacon or Newco or their respective properties or assets.

         (b) Except as set forth on Schedule 6.9 or in Section 6.9(c), none of the Pentacon Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         (c) Except (i) for the filings by Pentacon in connection with the IPO of the Registration Statement, (ii) for the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) filings with blue sky authorities in connection with the transactions contemplated by this Agreement, (iv) for the making of the merger filings with the Secretary of State of the State of Delaware and the State of Incorporation in connection with the Merger, (v) for filings in consideration for listing on the NASDAQ National Market System or the New York Stock Exchange or other nationally recognized securities exchange; and (vi) for possible filings under the Hart-Scott-Rodino Act as contemplated in Section 7.13, Purchaser is not required make any declaration, filing or registration with, or notice to, or obtain any authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by NEWCO or Pentacon or the consummation by the Newco and Pentacon of the transactions contemplated hereby.

         6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement and the Other Agreements by Pentacon and Newco and the performance of the transactions contemplated herein and therein have been duly and validly authorized by the respective Boards of Directors and stockholders of Pentacon and Newco and this Agreement and the Other Agreements have been duly and validly authorized by all necessary corporate action and are legal, valid and binding obligations of Pentacon and Newco, enforceable against them in accordance with their respective terms.

         6.11 PENTACON STOCK. At the time of issuance thereof and delivery to the Stockholders, the Pentacon Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid and legally issued shares of Pentacon, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Pentacon Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The Pentacon Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of Pentacon Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

         6.12 NO SIDE AGREEMENTS. Except as set forth in Schedule 6.12, neither Pentacon nor Newco has entered or will enter into any agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies or Pentacon other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements and real property leases referred to herein or entered into in connection with the transactions contemplated hereby and thereby.

         6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. Pentacon was formed on March 20, 1997 and has conducted only limited operations since that time. Neither Pentacon nor Newco has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, neither Pentacon nor Newco owns or has at any time owned any real property or any material personal property or is a party to any other material agreement other than the Other Agreements, the agreements contemplated thereby and such agreements as will be filed as Exhibits to the Registration Statement.

         6.14 DISCLOSURE. The Draft Registration Statement delivered to the Company and the Stockholders, together with this Agreement and the information furnished to the Company and the Stockholders in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by the Company or the Stockholders or information pertaining to the Company or a Stockholder which is confirmed in writing by the Company or such Stockholder.

7.       COVENANTS PRIOR TO CLOSING

         7.1      ACCESS AND COOPERATION; DUE DILIGENCE.

         (a) Between the date of this Agreement and the Consummation Date, the Company will afford to the officers and authorized representatives of Pentacon and the Other Founding Companies access to all of the Company's sites, properties, books and records and will furnish Pentacon with such additional financial and operating data and other information as to the business and properties of the Company as Pentacon or the Other Founding Companies may from time to time reasonably request; provided, however, that the Company shall not prior to the Closing Date be required to disclose to the Other Founding Companies, and Pentacon shall not without first obtaining the written approval of the Company disclose to the Other Founding Companies, information relating to pricing or profitability on an account-by-account basis or any pricing information relating to the Company's suppliers on a supplier-by-supplier basis. The Company will cooperate with Pentacon, its representatives, auditors and counsel and the Other Founding Companies in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. Pentacon, Newco, the Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, Pentacon will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1(a) requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

         (b) Between the date of this Agreement and the Consummation Date, Pentacon will afford to the officers and authorized representatives of the Company and the Stockholders access to all of Pentacon's and Newco's sites, properties, books and records and will furnish the Company with such additional financial and operating data and other information as to the business and properties of Pentacon and Newco as the Company may from time to time reasonably request. Pentacon and Newco will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Consummation Date, the Company will, except as set forth on
Schedule 7.2 or as otherwise expressly contemplated by this Agreement:

                  (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                  (ii) use commercially reasonable efforts to maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (iv) use commercially reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (v) use commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with material suppliers, customers and others having business relations with the Company;

                  (vi) use commercially reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments without the knowledge and consent of Pentacon (which consent shall not be unreasonably withheld, delayed or conditioned), provided that debt and/or lease instruments may be replaced without the consent of Pentacon if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced; and

                  (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with the Company's past practices.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3 or as otherwise expressly contemplated by this Agreement, between the date hereof and the Consummation Date, the Company will not, without prior written consent of
Pentacon:

                  (i) make any change in its Articles of Incorporation or By-laws;

                  (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

                  (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock except for (1) dividends paid in respect of the Company's Accumulated Adjustment Accounts provided that any such dividends shall reduce, dollar-for-dollar, the amount of cash consideration to be received by the Stockholder on the Consummation Date and (2) dividends paid to cover tax payments required to be made by the Stockholders for fiscal 1997 and subsequent periods ending on or prior to the Consummation Date;

                  (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $25,000;

                  (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedules 5.10, 5.15 and/or 5.16 hereto;

                  (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business and other than distributions of real estate and other assets as permitted in this Agreement (including the Schedules hereto);

                  (vii) negotiate for the acquisition of any business or the start-up of any new business;

                  (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 to the extent they exceed the reserves, if any, established therefor, or unless specifically listed thereon;

                  (x) amend or terminate any material agreement, permit, license or other right of the Company provided that the Company may continue to administer vendor and supplier contracts in the ordinary course of business provided written notice of any such material amendments or terminations is provided to Pentacon as soon as possible following such action and in any event prior to the Closing; or

                  (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 NO SHOP. Except as contemplated hereby, none of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

                  (i) solicit or initiate the submission of proposals or offers from any person for,

                  (ii) participate in any discussions pertaining to, or

                  (iii) furnish any information to any person other than Pentacon, Newco or their authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide Pentacon on Schedule 7.5 with proof that any required notice has been sent.

         7.6 AGREEMENTS. The Stockholders and the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on
Schedule 9.12 hereto and (ii) any existing agreement between the Company and any Stockholder, on or prior to the Consummation Date provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company to the Stockholders in accordance with the terms thereof, which terms have been disclosed to Pentacon. Such termination agreements are listed on Schedule 7.6 and copies thereof shall be attached thereto.

         7.7 NOTIFICATION OF CERTAIN MATTERS BY THE STOCKHOLDERS AND THE COMPANY. The Stockholders and the Company shall give prompt notice to Pentacon of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. Pentacon and Newco shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Pentacon or Newco contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Pentacon or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery or deemed delivery of any notice pursuant to this
Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         If, prior to the Closing Date, the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Pentacon shall determine that any of Pentacon, Newco, the Surviving Corporation or the Company has a claim hereunder for indemnification against any Stockholder(s) (whether or not such claim might exceed the Indemnification Threshold), then Pentacon shall promptly advise the affected Stockholder(s), in writing, of such potential claim and provide information supporting the basis and potential amount of such claim (a "Potential Claim Notice"). This procedure with respect to Potential Claim Notices is intended to afford the affected Stockholder(s) notice so that it may attempt to cure or otherwise address the claim prior to Closing; provided, however, that (i) this procedure shall not affect or delay Closing and (ii) neither the failure or delay by Pentacon to give a Potential Claim Notice nor the information included or omitted from a Potential Claim Notice shall constitute a waiver of, or shall otherwise adversely affect the right to receive indemnification for, any such claim paid by Pentacon, Newco, the Surviving Corporation or the Company hereunder after the Closing Date.

         7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect with respect to the Company may be made unless Pentacon and a majority of the Founding Companies other than the Company consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by Pentacon or Newco that constitutes or reflects an event or occurrence that would have a Material Adverse Effect with respect to Pentacon or Newco may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section
7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, Pentacon shall give the

Company written notice promptly after it has knowledge thereof. If Pentacon and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by Pentacon or any Founding Company if no response is received within 24 hours following receipt of written notice of such amendment or supplement (or sooner if reasonable and if required by the circumstances under which such consent is requested), but the Company does not give its consent, the Company may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 7.8, and Pentacon and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that Pentacon or Newco seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

         7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and Stockholders shall furnish or cause to be furnished to Pentacon and the Underwriters all of the information concerning the Company and the Stockholders reasonably required for inclusion in, and will cooperate with Pentacon and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement, except that the cost of the preparation of any such audited and unaudited Financial Statements shall be borne by Pentacon). The Company and the Stockholders agree promptly to advise Pentacon if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the Company or the Stockholders, the Company represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, severally, but not jointly, that the information expressly provided for inclusion in the Registration Statement or otherwise confirmed in writing by such Stockholder will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.10 FINAL FINANCIAL STATEMENTS. The Company shall provide prior to the Consummation Date, and Pentacon shall have had sufficient time to review the unaudited consolidated balance sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for all fiscal quarters ended after the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the Company for the periods indicated therein.

         7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         7.12 AUTHORIZED CAPITAL. Prior to the Consummation Date, Pentacon shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the Pentacon Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 8.12 hereof.

         7.13 COMPLIANCE WITH THE HART-SCOTT-RODINO-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT-RODINO ACT"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott-Rodino Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott-Rodino Act,
(ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and such compliance by Pentacon and Newco shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott-Rodino Act to be made. If filings under the Hart-Scott-Rodino Act are required, the costs and expenses thereof (including filing fees) shall be borne by Pentacon. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable.

         7.14 PRE-CLOSING NOTIFICATIONS. If, prior to the 25th day after the date of the final prospectus of Pentacon utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would materially affect the accuracy of a representation or warranty of Company or Stockholders in this Agreement, the Company and the Stockholders shall promptly give notice of such fact or circumstance to Pentacon. However, subject to the provisions of Section 7.8, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of Pentacon, the truth and accuracy of any and all warranties and representations of the Company, or on behalf of the Company and of Stockholders at the date of this Agreement and on the Closing Date and on the Consummation Date, shall be a precondition to the consummation of this transaction.

         7.15 PAYMENT OF INDEBTEDNESS. On the Consummation Date, immediately following the Effective Time of the Merger, Pentacon will pay, or cause to be paid, all of the outstanding liabilities, obligations and indebtedness of Company to the lenders identified on Schedule 7.15 hereto. In connection with such repayment of indebtedness, all associated guaranties of Founder Stockholders shall be terminated and cancelled.

         7.16 MINIMUM VALUE. All of the parties to this Agreement recognize that one of the conditions to the Stockholders consummating the transactions contemplated herein is that the IPO shall be closed and the Stockholders (as a group) shall be entitled to receive consideration not less than the Minimum Value set forth on Annex I attached hereto.

         7.17 DIRECTORS. Pentacon agrees that the number of directors of Pentacon shall not exceed nine members immediately following the IPO unless the Founding Stockholder representatives to serve on such board agree in writing to a larger number of directors.

         7.18 TRANSACTION REPORTING. Pentacon agrees that, except as otherwise required by applicable law, Pentacon will describe or report the transaction in any required tax reports of Pentacon as a tax-free transaction (insofar as its relates to the delivery of Pentacon Stock for Company Stock) in a manner consistent with the tax opinion referenced in Section 8.12.

         7.19 PERMITS. Pentacon agrees, prior to the Consummation Date, to obtain all material Licenses necessary for Pentacon to commence the conduct of business on the Consummation Date.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

         The obligations of Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the Stockholders and the Company with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and
8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12, as of the Consummation Date, if any such conditions have not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. The delivery of certificates representing Company Stock to Pentacon as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of Pentacon and Newco contained in Section 6 hereof or the rights of the Stockholders pursuant to
Section 11 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Pentacon and Newco contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Pentacon and Newco on or before the Closing Date and the Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Consummation Date, respectively, and signed by the President or any Vice President of Pentacon shall have been delivered to the Stockholders.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Company and its counsel. The Stockholders and the Company shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that, subject to the provisions set forth in the introductory paragraph of this
Section 8, the condition contained in this sentence shall be deemed waived if the Company or Stockholders shall have failed to inform Pentacon in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

         8.4 OPINION OF COUNSEL. The Stockholders shall have received an opinion from counsel for Pentacon and Newco, dated the Closing Date, in the form annexed hereto as Annex IV.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of Pentacon Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transactions contemplated herein or set forth in Schedule
5.23 hereto shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of Company as a result of which Company deems it inadvisable to proceed with the transactions hereunder.

         8.7 GOOD STANDING CERTIFICATES. Pentacon and Newco each shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which Pentacon or Newco is authorized to do business, showing that each of Pentacon and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Pentacon and Newco, respectively, for all periods prior to the Closing have been filed and paid.

         8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to Pentacon or Newco which would constitute a Material Adverse Effect.

         8.9 CLOSING OF IPO. The closing of the sale of the Pentacon Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder.

         8.10 SECRETARY'S CERTIFICATE. The Stockholders shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of Pentacon and of Newco, certifying the truth and correctness of attached copies of the Pentacon's and Newco's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the Stockholders of Pentacon and Newco approving Pentacon's and Newco's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VI hereto.

         8.12 TAX MATTERS. The Stockholders shall have received an opinion of Ernst & Young LLP or other tax advisor of national recognition reasonably acceptable to the Stockholders that the Pentacon Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange stock of the Company for Pentacon stock (but not cash or other property) pursuant to the Pentacon Plan of Organization.

         8.13 EXCHANGE LISTING. The Pentacon Stock shall have been accepted for listing on the New York Stock Exchange, NASDAQ National Market System or the American Stock Exchange.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PENTACON AND NEWCO

         The obligations of Pentacon and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of Pentacon and Newco with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Consummation Date, if any such conditions have not been satisfied, Pentacon and Newco shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE AND OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to Pentacon certificates dated the Closing Date and the Consummation Date, respectively, and signed by them to such effect.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of Pentacon as a result of which the management of Pentacon deems it inadvisable to proceed with the transactions hereunder.

         9.3 SECRETARY'S CERTIFICATE. Pentacon shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

         9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to Pentacon an instrument dated the Closing Date, which shall be effective only upon the occurrence of the Consummation Date and shall relate only to matters accruing on or prior to the Consummation Date, releasing the Company and Pentacon from (i) any and all claims of the Stockholders against the Company and Pentacon and (ii) obligations of the Company and Pentacon to the Stockholders, except for (w) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the Stockholders, (x) continuing obligations to Stockholders relating to their employment by the Company or Pentacon, (y) any obligations or liabilities arising under this Agreement or the transactions contemplated hereby and (z) real estate lease agreements between the Company and Stockholders, as amended which have been accepted or approved by Pentacon. In the event that the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

         9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Pentacon.

         9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 9.7, all existing agreements between the Company and the Stockholders (and entities controlled by the Stockholders) shall have been canceled effective prior to or as of the Consummation Date.

         9.8 OPINION OF COUNSEL. Pentacon shall have received an opinion from Counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex V.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of Pentacon as a result of which Pentacon deems it inadvisable to proceed with the transactions hereunder.

         9.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to Pentacon a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by Pentacon, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

         9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall enter into an employment agreement substantially in the form of Annex VI hereto.

         9.13 CLOSING OF IPO. The closing of the sale of the Pentacon Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder.

         9.14 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to Pentacon a certificate to the effect that he is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

10.      COVENANTS OF PENTACON AND THE STOCKHOLDERS AFTER CLOSING

         10.1 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Consummation Date, Pentacon shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including without limitation:

                  (a) the retirement or reacquisition, directly or indirectly, of all or part of the Pentacon Stock issued in connection with the transactions contemplated hereby; or

                  (b) the entering into of financial arrangements for the benefit of the Stockholders.

         10.2     PREPARATION AND FILING OF TAX RETURNS.

                  (i) Subsequent to the approval of Jeff Fatica on behalf of the Stockholders, the Company, if possible, or otherwise the Stockholders shall file or cause to be filed all Tax Returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Consummation Date. Pentacon shall be given the opportunity to review all such Returns prior to such filings. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Financial Statements) shown by such Returns to be due, subject to the provisions of 7.3(iii).

                  (ii) Pentacon shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Consummation Date.

                  (iii) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies, at the expense of the requesting party, of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

                  (iv) Each of the Company, Newco, Pentacon and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

         10.3 DIRECTORS. The persons named in the Draft Registration Statement shall be appointed as directors and elected as officers of Pentacon, as and to the extent set forth in the Draft Registration Statement, promptly following the Consummation Date.

11.      INDEMNIFICATION

         The Stockholders, Pentacon and Newco each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless Pentacon, Newco, the Company and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Pentacon, Newco, the Company or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the definitive, final schedules or certificates delivered by them in connection herewith, (ii) any breach of any agreement on the part of the Stockholders or, prior to Closing, the Company under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders, and provided in writing to Pentacon or its counsel by the Company or the Stockholders for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not inure to the benefit of Pentacon, Newco, the Company or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to Pentacon counsel and to Pentacon for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this

Section 11.1(iii) to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

         Pentacon and Newco acknowledge and agree that other than the representations and warranties of Company or Stockholders specifically contained in this Agreement, there are no representations or warranties of Company or Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

         Pentacon, Newco and the Company further acknowledge and agree that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 11.1. Pentacon, Newco and the Company hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions contemplated hereby arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise (and other than pursuant to the terms of this Agreement).

         11.2 INDEMNIFICATION BY PENTACON. Pentacon covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from (i) any breach by Pentacon or Newco of their representations and warranties set forth herein or on the definitive, final schedules or certificates attached delivered by them pursuant hereto, (ii) any breach of any agreement on the part of Pentacon or Newco under this Agreement or any other agreement delivered pursuant hereto, (iii) any liabilities which the Stockholders may incur due to Pentacon's or Newco's or the Surviving Corporation's failure to pay, perform or discharge when due any of the liabilities and obligations of the Company for which Pentacon, Newco or the Surviving Corporation is responsible pursuant to this Agreement (except to the extent that Pentacon or Newco has bona fide claims hereunder against the Stockholders by reason of such liabilities); or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Pentacon, Newco or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to Pentacon or Newco or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has actual knowledge of any claim by a Person (including any governmental agency) not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, with respect to which the Indemnified Person would be entitled to receive indemnification pursuant to Section 11, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense through appropriate proceedings, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the

Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 EXCLUSIVE REMEDY. (a) The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case pursuant to Section
14.3 or otherwise, to seek injunctive or other equitable relief (except for rescission which shall not be available) for a breach or threatened breach of this Agreement. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliate causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal Income Tax purposes.

                  (b) Nothing in this Article 11 shall restrict the Stockholders from subrogation or seeking reimbursement from third parties other than the Company.

         11.5 LIMITATIONS ON INDEMNIFICATION. Pentacon, Newco, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim for indemnification hereunder against the Stockholders after the applicable Expiration Date and in no event until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the Stockholders shall exceed the greater of 1% of the value of the total consideration (including stock and cash) received by the Stockholders from the Merger or $100,000 (the "Indemnification Threshold"), and then only to the extent of the excess over the Indemnification Threshold. Stockholders shall not assert any claim for indemnification hereunder against Pentacon or Newco after the applicable Expiration Date and in no event until such time as, and solely to the extent that, the aggregate of all claims which Stockholders may have against Pentacon or Newco shall exceed the Indemnification Threshold, and then only to the extent of the excess over the Indemnification Threshold.

         The Indemnification Threshold shall not be applicable to any breach of covenants made by the Stockholders in this Agreement which require an action or inaction by such Stockholders from and after the Closing Date (I.E., Article 10, Article 11, Article 13, Article 14, Article 17 and Section 18.1). No person shall be entitled to indemnification under this Section 11 if, and only to the extent that such person's claim for indemnification is directly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         The pursuit by Pentacon, the Surviving Corporation, Newco or the Company, of any claim for indemnification hereunder against a Stockholder shall require a majority vote of the board of directors of Pentacon, excluding for the purposes of such vote any director who was previously a stockholder of the Company or is a representative of the stockholders of the Company as existing prior to the closing of the transaction contemplated in this Agreement.

         Notwithstanding any other term of this Agreement, no Stockholder shall be liable (in the aggregate from time to time taking into account all indemnification payments made hereunder) under this Section 11 (a) for any amount which is less than or equal to the Indemnification Threshold (and then only to the extent of the excess over the Indemnification Threshold) or (b) for any amount which exceeds the amount of proceeds (including cash and stock) received by such Stockholder in connection with the Merger. Each Stockholder shall have the option of satisfying his or her indemnity obligation in cash and/or by returning or transferring shares of Pentacon Stock to Pentacon or any other Indemnified Party. For purposes of calculating the value of the Pentacon Stock received by a Stockholder and satisfying any indemnity claim by returning or transferring Pentacon Stock, Pentacon Stock shall be valued at its initial public offering price as set forth in the Registration Statement.

         Notwithstanding any of the foregoing provisions of this Section 11 that might be read to the contrary, it is the agreement of the parties that the Indemnification Threshold be given full effect under all circumstances. Accordingly, insofar as any of the foregoing provisions of this Section 11 may hold harmless an Indemnified Party before the Indemnification Threshold has been met, then Pentacon and the Stockholders shall cooperate in good faith to establish an equitable procedure pursuant to which Pentacon reimburses or causes the reimbursement to the affected Stockholder(s) of all expenditures and payments by Stockholders that are intended to be absorbed and borne by any Indemnified Parties as a result of the prior application of the Indemnification Threshold or otherwise takes such action as may be reasonably necessary to give effect to the Indemnification Threshold.

12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

                  (i) by mutual consent of the boards of directors of Pentacon and the Company;

                  (ii) by the Stockholders or the Company (acting through its board of directors), on the one hand, or by Pentacon (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by February 28, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Consummation Date;

                  (iii) by the Stockholders or Company, on the one hand, or by Pentacon, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Consummation Date or by the Stockholders or the Company, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable, or by Pentacon, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable;

                  (iv) pursuant to Section 7.8 hereof;

                  (v) pursuant to the termination provisions contained in
         Section 4 hereof; or

                  (vi) pursuant to the other express terms of this Agreement.

         12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.      NONCOMPETITION

         13.1 PROHIBITED ACTIVITIES. The Stockholders will not, for a period of five (5) years following the Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) except as disclosed in Schedule 13.1, engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any fastener business or operation or related services business in direct competition with Pentacon or any of the subsidiaries thereof, within 100 miles of where the Company or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

                  (ii) except with the prior written consent of Pentacon, call upon any person who is, at that time, within the Territory, an employee of Pentacon or any subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of Pentacon or any subsidiary thereof;

                  (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Consummation Date, a customer of Pentacon or any subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services that are in direct competition with Pentacon within the Territory;

                  (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor in the fastener business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by Pentacon or any subsidiary thereof or for which, to the actual knowledge of such Stockholder after due inquiry, Pentacon or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose relating to the fastener business except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the counter.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to Pentacon as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Pentacon for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by Pentacon in the event of breach by such Stockholder, by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of Pentacon and the subsidiaries thereof on the date of the execution of this Agreement and the current plans of Pentacon; but it is also the intent of Pentacon and the Stockholders that such covenants be construed and enforced in accordance with the changing activities; business and locations of Pentacon and its subsidiaries throughout the term of this covenant. During the term of this covenant, if Pentacon or one of its subsidiaries engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then the Stockholders will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business within 100 miles of its then-established operating location(s) through the term of this covenant.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Pentacon or any subsidiary thereof, whether predicated on this Agreement or otherwise (except for a claim or cause of action based upon Pentacon's failure to pay or otherwise tender any of the consideration due to the Stockholders hereunder), shall not constitute a defense to the enforcement by Pentacon of such covenants. It is specifically agreed that the period of five
(5) years stated at the beginning of this Section 13, during which the agreements and covenants of each Stockholder made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or Pentacon, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or Pentacon's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Pentacon, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for Pentacon or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to Pentacon and provide Pentacon with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section, Pentacon shall be entitled to an injunction restraining such

Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Pentacon from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

         14.2 PENTACON AND NEWCO. Pentacon and Newco recognize and acknowledge that they had in the past and currently have access to certain confidential information of the Company, including, but not limited to, customer and prospect lists, financial information, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Pentacon and Newco agree that, prior to the Consummation Date, or if the transactions contemplated by this Agreement are not consummated, they will not, appropriate or make use of any such information, whether for its own benefit or the benefit of any other person or entity, for any purpose whatsoever (except pending the Consummation Date, effecting the transactions contemplated hereby) disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of Pentacon or Newco, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Pentacon and Newco shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of Pentacon as a publicly held entity after the IPO. In the event of a breach or threatened breach by Pentacon or Newco of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining Pentacon and Newco from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach or threatened breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders or other appropriate equitable relief, without posting any bond or other security or having to prove irreparable harm or injury.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Consummation Date, or without limitation if the transactions contemplated hereby are not consummated.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by Pentacon, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts or partnerships for the benefit of charities, the Stockholders, family members, the trustees or partners of which so agree), for a period of one year from the Closing, except pursuant to Section 17 hereof, none of the Stockholders shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of Pentacon Stock received by the Stockholders in the Merger. The certificates evidencing the Pentacon Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as Pentacon may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO FIRST ANNIVERSARY OF CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         16.1 COMPLIANCE WITH LAW. The Stockholders acknowledge that the shares of Pentacon Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the 1933 Act. The Pentacon Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of Pentacon Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the Pentacon Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

         16.2 ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the Pentacon Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the Pentacon Stock. The Stockholders party hereto have had an adequate opportunity to ask questions and receive answers from the officers of Pentacon concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Pentacon, the plans for the operations of the business of Pentacon, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.      REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever Pentacon proposes to register any Pentacon Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by Pentacon and (ii) registrations relating to employee benefit plans, Pentacon shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 30 days after receipt of such notice, Pentacon shall cause to be included in such registration all of the Pentacon Stock issued to the Stockholders pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by Pentacon as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Pentacon Stock) which any such Stockholder requests, provided that Pentacon shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares would, in the written opinion of tax counsel to Pentacon or its independent auditors, reasonably be likely to jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if Pentacon is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than Pentacon is greater than the number of such shares which can be offered without adversely affecting the offering, Pentacon may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by Pentacon after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than Pentacon, the

Stockholders and the Stockholders of the Other Founding Companies (collectively, the Stockholders and the Stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2 REGISTRATION PROCEDURES. Whenever Pentacon is required to register shares of Pentacon Stock pursuant to Section 17.1, Pentacon will, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, Pentacon will furnish a representative of the Stockholders with copies of all such documents proposed to be filed) as promptly as practical;

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

                  (iii) Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

                  (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that Pentacon shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (v) Cause all such shares of Pentacon Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by Pentacon are then listed or included;

                  (vi) Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that Pentacon is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of such Stockholder, Pentacon will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

         All expenses incurred in connection with the registration under this
Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by Pentacon.

         17.3     INDEMNIFICATION.

                  (a) In connection with any registration hereunder, Pentacon shall indemnify, to the extent permitted by law, each Stockholder against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to Pentacon by such indemnified party expressly for use therein or by any indemnified parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after Pentacon has furnished such Indemnified Party with a sufficient number of copies of the same.

                  (b) In connection with any registration hereunder, each Stockholder shall furnish to Pentacon in writing such information as is reasonably requested by Pentacon for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, Pentacon, its directors and officers and each person who controls Pentacon (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section 17.3 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

                  (c) Any person entitled to indemnification under this Section will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled or elects not to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Section 17.1 covering an underwritten registered offering, Pentacon and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of Pentacon's size and investment stature, including indemnification.

         17.5 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Pentacon stock to the public without registration, Pentacon agrees to use its commercially reasonable efforts to:

                  (i) make and keep public information regarding Pentacon available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

                  (ii) file with the SEC in a timely manner all reports and other documents required of Pentacon under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as a Stockholder owns any restricted Pentacon Common Stock, furnish to each Stockholder forthwith upon written request a written statement by Pentacon as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Pentacon, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

18.      GENERAL

         18.1 COOPERATION. The Company, Stockholders, Pentacon and Newco shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with Pentacon on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

         18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Pentacon, and the heirs and legal representatives of the Stockholders.

         18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and Pentacon and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only (i) pursuant to Section 7.8 with respect to the amendment of Schedules or (ii) by a written instrument executed by the Stockholders, the Company, Newco and Pentacon, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules, and provided further that the failure to do so will not affect the validity of such disclosure.

         18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, Pentacon will pay the fees, expenses and disbursements of Pentacon and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by Pentacon under this Agreement, including the fees and expenses of Ernst & Young LLP, Andrews & Kurth L.L.P., and any other person or entity retained by Pentacon or by McFarland, Grossman Capital Ventures II, L.C., and the costs of preparing the Registration Statement. Except as otherwise agreed in writing by Pentacon, each Stockholder shall pay their respective fees, expenses and disbursements of counsel and other professionals in connection with this transaction and shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or Pentacon, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof. The Stockholders acknowledge that the risks of the transactions contemplated hereby include tax risks, with respect to which the Stockholders are relying solely on the opinion contemplated by Section 8.12 hereof.

         18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

         (a)      If to Pentacon, or Newco, addressed to them at:

                  Pentacon, Inc.
                  9432 Old Katy Road, Suite 222
                  Houston, Texas 77055

         with copies to:

                  Bruce Taten, Esquire
                  Pentacon, Inc.
                  9432 Old Katy Road, Suite 222
                  Houston, Texas 77055

                                   and

                  Christopher S. Collins, Esquire
                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas 77002

         (b) If to the Stockholders, addressed to them at their addresses set forth on Annex II, with copies to:

                  Matthew S. Brown
                  Katten, Muchin & Zavis
                  525 West Monroe Street, Suite 1600
                  Chicago, Illinois 60661

         (c)      If to the Company, addressed to it at:

                  Jack L. Fatica
                  AXS Solutions, Inc.
                  1926 Peach Street
                  Erie, Pennsylvania 16502

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

         18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date.

         18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         18.11 TIME. Time is of the essence with respect to this Agreement.

         18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         18.13 REMEDIES CUMULATIVE. Except as otherwise provided in Section 11.4, no right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                      PENTACON, INC.

                                                      By:_______________________
                                                         Mark E. Baldwin
                                                         Chief Executive Officer

                                                      AXS SOLUTIONS ACQUISITION

                                                      COMPANY

                                                      By:_______________________
                                                      Name:  Mark E. Baldwin
                                                      Title:  President

                                                      AXS SOLUTIONS, INC.

                                                      By:_______________________
                                                      Name:  Jack L. Fatica
                                                      Title: Chief Executive
                                                             Officer

STOCKHOLDERS:
                                                      __________________________
                                                      JACK L. FATICA

                                                      __________________________
                                                      JEFFREY P. FATICA

                                                      __________________________
                                                      ROBERT HOYT

                                                      __________________________
                                                      NATALIE L. RANUS


                                                      JACK C. FATICA TRUST

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

                                                      JUSTIN P. FATICA TRUST

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

                                                      RYAN A. FATICA TRUST

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

                                                      OAK RIDGE TRUST

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

                                                      JASON P. FATICA TRUST

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

ANNEX I                                                                    (AXS)

                  CONSIDERATION TO BE PAID TO THE STOCKHOLDERS

STOCKHOLDER                                SHARES OF COMMON STOCK
                                              OF PENTACON, INC.     MERGER CASH
                                                -----------        -------------
Natalie L. Ranus .......................             92,782        $  395,737.61
Jack C. Fatica Trust ...................             54,578        $  232,786.83
Justin P. Fatica Trust .................             38,205        $  162,950.78
Jason P. Fatica Trust ..................             92,782        $  395,737.61
Ryan A. Fatica Trust ...................             92,782        $  395,737.61
Oak Ridge Trust ........................            327,466        $1,396,720.98
Jeffrey P. Fatica ......................            281,621        $1,201,180.05
Jack L. Fatica .........................            802,656        $3,423,518.31
Robert Hoyt ............................             36,385        $  155,191.22
                                                -----------        -------------
                                                  1,819,257        $7,759,561.00
                                                ===========        =============
MINIMUM VALUE: .........................        $26,370,560

                                   ANNEX II

                       AXS SOLUTIONS, INC. STOCK OWNERSHIP

Natalie L. Ranus                                      500 Shares
Jack C. Fatica Trust                                  300 Shares
Justin P. Fatica Trust                                220 Shares
Jason P. Fatica Trust                                 510 Shares
Ryan A. Fatica Trust                                  510 Shares
Oak Ridge Trust                                       1800 Shares
Jeffery P. Fatica                                     1548 Shares
Jack L. Fatica                                        4412 Shares
Robert Hoyt                                           200 Shares

See attachment for stockholder addresses.

                                      -62-